Exhibit 9


                       [Letterhead of Goldman, Sachs & Co.]






         PERSONAL AND CONFIDENTIAL



         July 10, 1997



         Robert L. Smialek
         Chairman, President and CEO
         Insilco Corporation
         425 Metro Place North
         5th Floor
         Dublin, Ohio  43017

         Dear Bob:

         We refer to the engagement letter dated November 27, 1996 between Insilco Corporation (the "Company") and Goldman, Sachs & Co. ("Goldman Sachs") regarding the possible sale of all or a portion of the Company (the "Engagement Letter"). This letter is intended to amend and confirm certain mutual understandings with respect to our acting as your exclusive financial advisor in connection with the matters contemplated by this letter and to provide for certain additional agreements related there-to.

         The Company, having considered, with the advice of Goldman
         Sachs, various strategic alternatives available to the Company to create shareholder value, including the sale of the Company, the sale of business units, recapitalization alternatives and financial and valuation analyses connected therewith, currently intends to repurchase certain of its outstanding shares of com-mon stock by means of a repurchase (the "Repurchase") of such shares from Water Street Corporate Recovery Fund I, LP and
         Robert L. Smialek and a tender offer (the "Tender Offer") to shareholders of the Company and to complete a related financing comprised of an offering of non-investment grade debt securities (the "Securities Offering") and the placement of senior bank debt (the "Bank Loan", together with the Securities Offering, collectively referred to herein as the "Transactions").

         We will charge an advisory fee of $2,000,000 for the aforementioned advice, including that in connection with the Transactions. The advisory fee shall be payable in cash upon the earlier of the consummation of the Securities Offering and the consummation of the Tender Offer. A separate fee will be payable for our advice and assistance in connection with the Tender Offer and the Repurchase.

         We hereby confirm our mutual understanding that the Transac-tions shall be governed by the terms of the Engagement Letter to the extent applicable and that, except as provided therein, herein, in the agreements described below and in any additional written agreements related to the Tender Offer, no additional fees in respect of the Transactions shall be payable to Goldman Sachs.











         Insilco Corporation
         July 10, 1997
         Page Two


         It is our mutual understanding that the third paragraph of the Engagement Letter relating to our opinion as to the fairness of financial consideration does not apply to the Transactions. At your request, however, we will undertake an analysis to enable us to render our view as to whether we are highly confident that the Securities Offering can be accomplished. The nature and scope of our investigation, as well as the scope, form and substance of our view, shall be such as we consider appropri-ate. If requested we will provide our view in written form.

         In addition, the Company shall offer Goldman Sachs the right to act as lead manager or agent in connection with the Securities Offering; and the Company shall discuss with Goldman Sachs the appropriateness of using our services as lead arranger, syndi-cation agent and/or underwriter in connection with the Bank Loan. If Goldman Sachs agrees to act in any such capacity, the Company and Goldman Sachs will enter into an appropriate form of underwriting, placement agency, engagement or other agree-ment relating to the type of transaction involved and contain-ing customary terms and conditions, including customary fee provisions and provisions relating to our indemnity. However, unless specifically covered by a separate agreement setting forth such arrangement, the provisions in Annex A to the Engagement Letter shall apply to each such transaction, subject to the qualifications set forth in the twelfth paragraph of the Engagement Letter. The Company acknowledges that this letter agreement is neither an expressed nor an implied commitment by Goldman Sachs to act in any capacity in any such transaction or to purchase or place any securities in connection therewith, which commitment shall only be set forth in a separate applica-ble type of agreement.

         In connection with engagements such as this it is our firm pol-icy to receive indemnification. The Company agrees that the provisions with respect to our indemnity and other matters set forth in Annex A of the Engagement Letter shall apply to our engagement pursuant to this letter and any matter contemplated thereby, subject to the qualifications set forth in the twelfth paragraph of the Engagement Letter.

         Our services hereunder will terminate effective upon the con-summation of the Transactions and payment of the advisory fee set forth above. If the Transactions are not consummated, our services may be terminated by you or us at any time with or without cause effective upon receipt of written notice to that effect. However, we will be entitled to the advisory fee set forth above in the event that at any time prior to the expiration of two years after such termination an agreement is entered into with respect to a tender offer, or a transaction of the type contemplated by the Transactions collectively, which is eventually consummated.

         The Engagement Letter shall remain in effect with respect to the transactions contemplated thereby. It is understood, however, that the Company and Goldman Sachs shall discuss an appropriate fee to be paid thereunder in the event that any such fee becomes payable.











         Insilco Corporation
         July 10, 1997
         Page Three




         Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.


         Very truly yours,                  Confirmed:

         /s/  Goldman, Sachs & Co.
         _________________________
         (GOLDMAN, SACHS & CO.)             INSILCO CORPORATION

                                                /s/ Robert L. Smialek
                                            By:_______________________
                                                 Name:
                                                 Title:

                                                   21 July, 1997
                                            Date:_____________________











                       [Letterhead of Goldman, Sachs & Co.]






         PERSONAL AND CONFIDENTIAL



         July 10, 1997



         Robert L. Smialek
         Chairman, President and CEO
         Insilco Corporation
         425 Metro Place North
         5th Floor
         Dublin, Ohio 43017

         Dear Bob:

         We refer to the engagement letter dated November 27, 1996 as amended by letter dated July 10, 1997 between Insilco Corpora-tion (the "Company") and Goldman, Sachs & Co. ("Goldman Sachs") regarding the engagement of Goldman Sachs to provide advice to the Company in connection with certain transactions described therein (the "Engagement Letter"). We understand that the Company also intends to repurchase certain of its outstanding shares of common stock by means of a repurchase (the "Repurchase") of such shares from Water Street Corporate Recovery Fund I, LP and Robert L. Smialek and a tender offer (the "Tender Offer") to shareholders of the Company. This letter is intended to confirm certain mutual understandings with respect to our acting as your exclusive financial advisor in connection with certain services related to the Tender Offer and the Repurchase.

         We will charge a transaction fee of $200,000 for advice in con-nection with the Tender Offer and the Repurchase. The transaction fee of $200,000 shall be payable in cash upon the consummation of the Tender Offer.

         We hereby confirm our mutual understanding that the Tender Offer and the Repurchase shall be governed by the terms of the Engagement Letter to the extent applicable and that, except as provided therein and herein, no additional fees in respect of the Repurchase and the Tender Offer shall be payable to Goldman Sachs.

         It is our mutual understanding that the third paragraph of the Engagement Letter relating to our opinion as to the fairness of financial consideration does not apply to the Tender Offer and the Repurchase.

         In connection with engagements such as this it is our firm pol-icy to receive indemnification. The Company agrees that the provisions with respect to our indemnity and other matters set forth in Annex A of the Engagement Letter shall apply to our engagement pursuant to this letter and any










         Insilco Corporation
         July 10, 1997
         Page Two





         matter contemplated thereby, subject to the qualifications set forth in the twelfth paragraph of the Engagement Letter.

         Our services hereunder will terminate effective on the consum-mation of the Tender Offer and the payment of the transaction fee set forth above. If the Tender Offer is not consummated, our services may be terminated by you or us at any time with or without cause effective upon receipt of written notice to that effect. However, we will be entitled to the transaction fee set forth above in the event that at any time prior to the expiration of two years after such termination an agreement is entered into with respect to the Tender Offer, or a transaction of the type contemplated by the Repurchase or the Tender Offer, which is eventually consummated.

         The Engagement Letter shall remain in effect with respect to the transactions contemplated thereby. It is understood, however, that the Company and Goldman Sachs shall discuss an appropriate fee to be paid thereunder in the event that any such fee becomes payable.

         Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

         Very truly yours,                  Confirmed:

         /s/ Goldman, Sachs & Co.
         _____________________________
         (GOLDMAN, SACHS & CO.)             INSILCO CORPORATION

                                                /s/ Robert L. Smialek
                                            By:_______________________
                                                 Name:
                                                 Title:

                                                    21 July, 1997
                                            Date:_____________________